Exhibit 99.1

May 11, 2026

Allied Gaming & Entertainment Receives Nasdaq Staff Determination Regarding the Situation that the Stock Price is Below $1.00; Intends to Request Hearing Before Independent Panel and Take Relevant Measures to Ensure Compliance with Stock Trading Requirements

NEW YORK, May 11, 2026 (GLOBE NEWSWIRE) -- Allied Gaming & Entertainment, Inc. (NASDAQ: AGAE) (the “Company” or “AGAE”), a global experiential entertainment company, today announced that on May 6, 2026, it received a notice (the “Notice”) from the staff (“Staff”) of The Nasdaq Stock Market (“Nasdaq”) , the contents of which were disclosed in the Company’s Form 8-K filed on May 11, 2026. The Company will request a hearing before an independent Hearings Panel (the “Panel”) by May 13, 2026 regarding the Staff’s determination, and the Company will take relevant measures, including a reverse stock split and other relevant measures to naturally raise the stock price back above $1.00, in order to maintain the Company’s listing status.

A request for a hearing regarding a delinquent filing will stay the suspension of the Common Stock for a period of 15 days from the date of the request. During this period, the Common Stock will continue to be listed and traded on Nasdaq under the ticker symbol “AGAE.” The Company intends to also request an extended stay of the suspension, pending the hearing. A Panel will review the request for an extended stay and notify the Company of its conclusion as soon as is practicable. The hearing process provides the Company with an opportunity to present a comprehensive plan to restore compliance with all applicable listing standards.

The Staff Determination was issued pursuant to Nasdaq Listing Rule 5810(c)(3)(A) on the grounds that the Company has not regained compliance with Nasdaq Listing Rule 5550(a)(2) and the Notice also indicated that the Company has not yet filed its Annual Report on Form 10-K for the year ended December 31, 2025.

James Li stated “that the foregoing reflects the requirements of The Nasdaq Stock Market, and that the Company’s management is confident and will take proactive measures to ensure that the Company regains compliance with Nasdaq’s stock price requirements in the near future”. Mr. Li further stated “that the Company is also taking relevant measures to eliminate relevant or potential risks that may affect the Company’s future development and strategic transformation”.

The Company will provide further disclosure regarding its hearing date, compliance plan, and any related corporate actions as appropriate. Stockholders are encouraged to monitor the Company’s filings for updates.

About Allied Gaming & Entertainment

Allied Gaming & Entertainment Inc. (Nasdaq: AGAE) is a global experiential entertainment company undergoing a strategic transformation into an integrated digital ecosystem platform, with a focus on digital infrastructure, artificial intelligence, and technology-enabled growth opportunities. For more information, visit alliedgaming.gg.

Forward Looking Statements

This press release contains certain forward-looking statements under federal securities laws. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of such terms, or other comparable terminology. These statements include, but are not limited to, statements regarding the Company’s intention to request a hearing before the Panel; the expected stay of any suspension or delisting action pending such hearing; the Company’s ability to present a compliance plan and restore compliance with the Minimum Bid Price Requirement; and the Company’s ability to file the Delinquent 10-K. These forward-looking statements are based on current expectations, estimates, assumptions, and projections and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; the outcome of the Nasdaq hearings panel process; market conditions, regulatory changes, operational challenges; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on June 9, 2025, and in subsequent filings with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Contact:

Investor Relations: ir@alliedgaming.gg